EXHIBIT 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On June 2, 2017, Federal Signal Corporation ("the Company") completed the acquisition of all of the outstanding shares of capital stock of GenNx/TBEI Intermediate Co., a Delaware corporation (“TBEI”). TBEI is a leading U.S. manufacturer of dump truck bodies and trailers serving maintenance and infrastructure end markets. The Company expects that the acquisition of TBEI will enable it to strengthen its market position as a specialty vehicle manufacturer in maintenance and infrastructure markets, leverage its expertise in building chassis-based vehicles and balance the mix of revenues it generates from municipal and industrial markets.
The initial cash consideration paid by the Company to acquire TBEI was approximately $271.8 million, inclusive of cash acquired and a preliminary working capital adjustment. Any additional working capital adjustment is expected to be finalized before the end of the fourth quarter of 2017.
On June 2, 2017, the Company also executed an amendment to the 2016 Credit Agreement (the “Amended 2016 Credit Agreement”), which included provisions to exercise an accordion feature, thereby increasing the borrowing capacity under the Amended 2016 Credit Agreement to $400.0 million. The initial cash consideration was funded through $243.0 million of borrowings under the Company’s revolving credit facility, with the remainder being funded with existing cash on hand.
Set forth below are the Company's Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2017, reflecting the acquisition and the impact of the Company’s Amended 2016 Credit Agreement which was used to fund part of the purchase price (collectively, the “Transactions”) as if the Transactions had taken place on March 31, 2017, and the Company’s Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2017 and the year ended December 31, 2016, reflecting the Transactions as if they had taken place on January 1, 2016.
The historical combined financial information of TBEI has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results.
The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

•
Separate historical consolidated financial statements of GenNx/TBEI Intermediate Co. and Subsidiaries as of and for the six month period ended March 31, 2017 and the related notes and the consolidated audited financial statements which comprise the Consolidated Balance Sheet, Statements of Income and Comprehensive Income, Stockholders’ Equity, and Cash Flows as of and for the year ended September 30, 2016, and the related notes to the consolidated financial statements, included as exhibits to this Current Report on Form 8-K/A; and

•
Separate historical financial statements of the Company as of and for the three months ended March 31, 2017 and the related notes included in its Quarterly Report on Form 10-Q and separate historical financial statements of the Company for the year ended December 31, 2016 and the related notes included in its Annual Report on Form 10-K;

The unaudited pro forma condensed combined financial information is presented for informational purposes only. It has been prepared in accordance with the regulations of the Securities and Exchange Commission and is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had it completed the acquisition at the dates indicated, nor does it purport to project the future financial position or operating results of the combined company.
The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors, such as changes to the estimated fair values used in the preliminary purchase price allocation and the impact of the incremental costs that the Company expects to incur related to TBEI's compliance with public company requirements. Further, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition; any costs necessary to achieve these cost savings, operating synergies and potential revenue enhancements; any costs to combine the operations of the Company and TBEI; or any other investments deemed necessary by management.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
FEDERAL SIGNAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2017

	Federal Signal Corporation and Subsidiaries	GenNx/TBEI Intermediate Co. And Subsidiaries	Pro Forma Adjustments (Notes 2 and 3)	Pro Forma Combined
(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$56.8	$0.1	$(28.8)	$28.1
Accounts receivable, net	81.8	23.8	—	105.6
Inventories	127.5	22.5	1.9	151.9
Prepaid expenses and other current assets	7.3	0.9	—	8.2
Deferred income taxes	—	0.9	(0.9)	—
Total current assets	273.4	48.2	(27.8)	293.8
Properties and equipment, net	41.6	22.1	2.0	65.7
Rental equipment, net	81.0	—	—	81.0
Goodwill	237.0	90.1	42.7	369.8
Intangible assets, net	10.3	85.6	67.4	163.3
Deferred tax assets	3.8	—	—	3.8
Deferred charges and other assets	3.8	—	—	3.8
Long-term assets of discontinued operations	1.1	—	—	1.1
Total assets	$652.0	$246.0	$84.3	$982.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term borrowings and capital lease obligations	$0.4	$6.7	$(6.7)	$0.4
Accounts payable	41.2	16.4	—	57.6
Customer deposits	5.6	—	—	5.6
Accrued liabilities:
Compensation and withholding taxes	12.7	—	—	12.7
Other current liabilities	30.1	8.4	—	38.5
Contingent consideration	—	2.9	(2.9)	—
Current liabilities of discontinued operations	0.9	—	—	0.9
Total current liabilities	90.9	34.4	(9.6)	115.7
Long-term borrowings and capital lease obligations	64.1	149.3	93.7	307.1
Long-term pension and other postretirement benefit liabilities	59.7	—	—	59.7
Deferred gain	10.2	—	—	10.2
Other long-term liabilities	27.4	—	—	27.4
Deferred tax liabilities	—	35.5	29.9	65.4
Preferred stock subject to mandatory redemption	—	12.5	(12.5)	—
Long-term liabilities of discontinued operations	2.0	—	—	2.0
Total liabilities	254.3	231.7	101.5	587.5
Stockholders’ equity:
Common stock	65.7	—	—	65.7
Capital in excess of par value	201.0	7.5	(7.5)	201.0
Retained earnings	304.9	6.8	(9.7)	302.0
Treasury stock	(83.3)	—	—	(83.3)
Accumulated other comprehensive loss	(90.6)	—	—	(90.6)
Total stockholders’ equity	397.7	14.3	(17.2)	394.8
Total liabilities and stockholders’ equity	$652.0	$246.0	$84.3	$982.3

FEDERAL SIGNAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2017

	Federal Signal Corporation and Subsidiaries	GenNx/TBEI Intermediate Co. And Subsidiaries	Pro Forma Adjustments (Note 4)	Pro Forma Combined
(in millions, except per share data)
Net sales	$177.8	$51.7	$—	$229.5
Cost of sales	134.2	38.2	0.1	172.5
Gross profit	43.6	13.5	(0.1)	57.0
Selling, engineering, general and administrative expenses	31.5	8.0	1.2	40.7
Acquisition and integration-related expenses	0.5	0.6	(0.9)	0.2
Restructuring	0.3	—	—	0.3
Operating income	11.3	4.9	(0.4)	15.8
Interest expense	0.6	2.9	(0.5)	3.0
Other income, net	(0.3)	—	—	(0.3)
Income before income taxes	11.0	2.0	0.1	13.1
Income tax expense	3.8	0.7	—	4.5
Income from continuing operations	7.2	1.3	0.1	8.6
Gain (loss) from discontinued operations and disposal, net of income tax	0.1	—	—	0.1
Net income	$7.3	$1.3	$0.1	$8.7
Basic earnings per share:
Earnings from continuing operations	$0.12	$—	$—	$0.14
Earnings from discontinued operations and disposal, net of tax	—	—	—	—
Net earnings per share	$0.12	$—	$—	$0.14
Diluted earnings per share:
Earnings from continuing operations	$0.12	$—	$—	$0.14
Earnings from discontinued operations and disposal, net of tax	—	—	—	—
Net earnings per share	$0.12	$—	$—	$0.14
Weighted average common shares outstanding:
Basic	59.6	—	—	59.6
Diluted	60.3	—	—	60.3
Cash dividends declared per common share	$0.07	$—	$—	$0.07

FEDERAL SIGNAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2016

	Federal Signal Corporation and Subsidiaries	GenNx/TBEI Intermediate Co. And Subsidiaries	Pro Forma Adjustments (Note 4)	Pro Forma Combined
(in millions, except per share data)
Net sales	$707.9	$205.3	$—	$913.2
Cost of sales	524.8	153.3	0.2	678.3
Gross profit	183.1	52.0	(0.2)	234.9
Selling, engineering, general and administrative expenses	122.3	24.6	4.7	151.6
Acquisition and integration-related expenses	1.4	2.6	(2.6)	1.4
Restructuring	1.7	—	—	1.7
Operating income	57.7	24.8	(2.3)	80.2
Interest expense	1.9	8.4	1.2	11.5
Debt settlement charges	0.3	—	—	0.3
Other income, net	(1.3)	—	—	(1.3)
Income before income taxes	56.8	16.4	(3.5)	69.7
Income tax expense	17.4	5.7	(1.2)	21.9
Income from continuing operations	39.4	10.7	(2.3)	47.8
Gain from discontinued operations and disposal, net of income tax	4.4	—	—	4.4
Net income	$43.8	$10.7	$(2.3)	$52.2
Basic earnings per share:
Earnings from continuing operations	$0.65	$—	$—	$0.79
Earnings from discontinued operations and disposal, net of tax	0.07	—	—	0.07
Net earnings per share	$0.72	$—	$—	$0.86
Diluted earnings per share:
Earnings from continuing operations	$0.64	$—	$—	$0.78
Earnings from discontinued operations and disposal, net of tax	0.07	—	—	0.07
Net earnings per share	$0.71	$—	$—	$0.85
Weighted average common shares outstanding:
Basic	60.4	—	—	60.4
Diluted	61.2	—	—	61.2
Cash dividends declared per common share	$0.28	$—	$—	$0.28

FEDERAL SIGNAL CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
NOTE 1 – BASIS OF PRESENTATION
The historical combined financial information of the Company and TBEI has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results.
The business combination was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). As the acquirer for accounting purposes, the Company has estimated the fair value of TBEI's assets acquired and liabilities assumed and conformed the accounting policies of TBEI to its own accounting policies. The combined pro forma financial information will differ from the final acquisition accounting for a number of reasons, including the fact that the Company's estimates of fair value used in the initial purchase price allocation are preliminary and subject to change when the valuations related to certain of the acquired tangible and intangible assets are finalized. The adjustment that may occur to the preliminary estimates could have a material impact on the accompanying Unaudited Pro Forma Condensed Combined Financial Information.
The Company will finalize the purchase price allocation as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year following the acquisition date. The purchase price allocation for TBEI and the pro forma adjustments are preliminary and based on information available to date, and are subject to revision as additional information becomes available. The actual adjustments described herein were made as of the closing date of the Transactions and are expected to change based upon the finalization of the valuations the Company will obtain. Revisions to the preliminary purchase price could materially change the pro forma amounts of total assets, total liabilities, stockholders’ equity, depreciation and amortization and income tax expense.
The unaudited pro forma condensed combined financial information is presented for informational purposes only. It has been prepared in accordance with the regulations of the Securities and Exchange Commission and is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had it completed the acquisition at the dates indicated, nor does it purport to project the future financial position or operating results of the combined company.
The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors, such as changes to the estimated fair values used in the preliminary purchase price allocation and the impact of the incremental costs that the Company expects to incur related to TBEI's compliance with public company requirements. Further, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition; any costs necessary to achieve these cost savings, operating synergies and potential revenue enhancements; any costs to combine the operations of the Company and TBEI; or any other investments deemed necessary by management.
NOTE 2 – PRELIMINARY PURCHASE CONSIDERATION ALLOCATION
The acquisition is being accounted for in accordance with ASC 805, Business Combinations. Accordingly, the total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed in connection with the acquisition based on their estimated fair values as of the completion of the acquisition. A single estimate of fair value results from a complex series of judgments about future events and uncertainties and relies heavily on estimates and assumptions. The Company’s judgments used to determine the estimated fair value assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact the Company’s results of operations. Due to the proximity of the date of acquisition to the date of issuance of the unaudited pro forma condensed combined financial statements, the Company’s purchase price allocation reflects various provisional estimates that were based on the information that was available as of the acquisition date and the subsequent filing date of this Form 8-K/A. The Company believes that information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, however the determination of those fair values is not yet finalized. Thus, the preliminary measurements of fair value set forth in the table below are subject to change during the measurement period as valuations are finalized, including those performed by a third-party valuation specialist related to certain of the acquired tangible and intangible assets. The Company expects to finalize the valuations and complete the purchase price allocation as soon as practicable.

FEDERAL SIGNAL CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (CONTINUED)

The following table summarizes the preliminary fair value of assets acquired and liabilities assumed as of the acquisition date:

(in millions)
Purchase price, inclusive of preliminary working capital adjustment (a)	$271.8
Total consideration	271.8

Cash	2.6
Accounts receivable	23.4
Inventories	24.7
Prepaid expenses and other current assets	0.8
Rental equipment	0.8
Properties and equipment	23.4
Customer relationships (b)	90.0
Trade names (c)	60.0
Other intangible assets	3.0
Accounts payable	(18.7)
Accrued liabilities	(5.6)
Deferred tax liabilities	(65.4)
Net assets acquired	$139.0

Goodwill (d)	$132.8

(a)
$243.0 million of the purchase price was funded through borrowings under the Company’s revolving credit facility, with the remainder being funded with existing cash on hand. The purchase price is subject to a final working capital adjustment that is expected to be finalized before the end of the fourth quarter of 2017.

(b)
Represents the preliminary fair value assigned to customer relationships, which are considered to be definite-lived intangible assets, with a preliminary estimated useful life of approximately 10 years.

(c)	Represents the preliminary fair value assigned to trade names, which are considered to be indefinite-lived intangible assets.

(d)	Goodwill, which is not deductible for tax purposes, has been allocated to the Environmental Solutions Group on the basis that the synergies identified will primarily benefit this segment.
NOTE 3 – ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
The pro forma adjustments are based on the Company's preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2017:

•	Cash - Represents the $28.8 million of initial purchase price funded with existing cash on hand.

•
Inventory - Represents the estimated adjustment to step up TBEI's inventory to a fair value of approximately $24.7 million, an increase of approximately $1.9 million from the carrying value. After the acquisition, the step-up in inventory fair value of $1.9 million will increase cost of sales over approximately two months as the inventory is sold. This increase is not reflected in the unaudited pro forma condensed combined statements of operations because it does not have a continuing impact.

•
Properties and equipment, net - Reflects the adjustment of $2.0 million to increase the basis in the acquired property and equipment to a preliminary estimated fair value of $23.4 million as described in Note 2. The estimated increase in the related depreciation expense has been reflected in the unaudited pro forma condensed combined statements of operations as described in Note 4.

•	Goodwill - Reflects the adjustment to remove TBEI's historical goodwill of $90.1 million and record goodwill associated with the acquisition of $132.8 million as described in Note 2.

•
Intangible assets, net - Reflects the adjustment of intangible assets acquired by the Company to their preliminary estimated fair values as described in Note 2. The estimated increase in the related amortization expense has been reflected in the unaudited pro forma condensed combined statements of operations as described in Note 4.

•
Long-term borrowings and capital lease obligations, including the current portion - Represents the additional $243.0 million of outstanding borrowings related to the Company's financing of the TBEI acquisition, net of the pre-acquisition

FEDERAL SIGNAL CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (CONTINUED)

settlement of TBEI's historical borrowings and the related write-off of the associated historical unamortized debt issuance costs of approximately $161.0 million and $5.0 million, respectively. The estimated increase in the related interest expense has been reflected in the unaudited pro forma condensed combined statements of operations as described in Note 4.

•
Contingent consideration - Elimination of the $2.9 million contingent consideration liability recognized in the historical financial statements of TBEI that was not assumed by the Company as part of the acquisition.

•
Deferred taxes - Reflects the adjustment of deferred taxes based on the preliminary purchase price allocation as described in Note 2 and the $0.9 million reclassification of TBEI's current deferred tax balances to noncurrent in accordance with the Company's accounting policy for classifying deferred taxes in accordance with Accounting Standards Update No. 2015-17, Balance Sheet Classification of Deferred Taxes.

•
Preferred stock subject to mandatory redemption - Elimination of the $12.5 million preferred stock in the historical financial statements of TBEI that was not assumed by the Company as part of the acquisition.

•	Capital in excess of par value and Retained earnings - Represents the elimination of the historical equity of TBEI and the adjustment to retained earnings for related adjustments described within.
NOTE 4 – ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
The pro forma adjustments are based on the Company's preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2017 and the year ended December 31, 2016:

•	Cost of Sales - Reflects the incremental depreciation expense related to the $2.0 million preliminary property and equipment fair value adjustment, as described in Note 3.

•	Selling, engineering, general and administrative expenses (SEG&A expenses) - The following pro forma adjustments were made to SEG&A expenses:

◦
Incremental amortization expense of $1.1 million and $4.4 million for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively, related to the preliminary fair value adjustment to definite-lived intangible assets as described in Note 2 and Note 3.

◦
Incremental compensation expense associated with performance shares issued to an executive in connection with the business combination. The fair value of the awards will be recognized ratably over the three-year post-combination service period. Accordingly, adjustments of approximately $0.1 million and $0.3 million for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively, are reflected in the pro forma statements of operations. As the related performance shares are also subject to performance conditions, the actual compensation expense recognized may be different from the estimated amounts reflected within.

•	Acquisition and integration-related expenses - Represents the elimination of non-recurring acquisition and integration-related expenses that are directly related to the acquisition of TBEI.

•
Interest expense - Represents the net change in interest expense resulting from interest on the Company's increased borrowings related to the acquisition, offset by the elimination of TBEI's historical interest expense and amortization of debt issuance costs as described in Note 3.

•	Income tax expense - Reflects the income tax effect of pro forma adjustments based on the estimated blended federal and state statutory tax rate of 35%.